Exhibit 1.1

IHS Holding Limited

Ordinary Shares

Underwriting Agreement

October [●], 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

As representatives (the “Representatives” or “you”) of the several Underwriters named in Schedule I hereto,

c/o          Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

IHS Holding Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability (the "Company"), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [●] ordinary shares, $[●] par value (the "Shares") of the Company and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [●] ordinary shares and, at the election of the Underwriters, up to [●] additional ordinary shares as indicated on Schedule II hereto. The aggregate of [●] ordinary shares to be sold by the Company and the Selling Shareholders is herein called the "Firm Shares" and the aggregate of [●] additional ordinary shares to be sold by the Company and the Selling Shareholders as indicated on Schedule II hereto is herein called the "Optional Shares." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Total Shares."

In connection with the offering contemplated by this Agreement, the Company, pursuant to a special resolution of its shareholders, has been removed from the register of companies maintained pursuant to section 301 of the Mauritius Companies Act 2001 and has been registered by way of continuation as an exempted company limited by shares under the Companies Act (as amended) of the Cayman Islands with the name IHS Holding Limited (such events, including the adoption of the Company's amended and restated memorandum and articles of association and the reorganization of the Company's share capital on migration, being referred to as the “Reorganization Transactions”).

1.            (a)            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters, jointly and severally, that:

(i)            Registration Statement, Pricing Prospectus and Prospectus. A registration statement on Form F–1 (File No. 333-[●]) (the "Initial Registration Statement") in respect of the Total Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and to you for each of the other Underwriters, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Total Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the "Pricing Prospectus"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a "Section 5(d) Writing"; and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Total Shares is hereinafter called an "Issuer Free Writing Prospectus");

(ii)           No Stop Order. (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii)          Pricing Disclosure Package. For the purposes of this Agreement, the "Applicable Time" is [●] [a][p].m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)          No Untrue Statement of a Material Fact. The Registration Statement conforms, at the time it was declared effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is first filed will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each relevant Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v)           No Material Adverse Change. Since the date of the most recent financial statements included in each of the Pricing Disclosure Package and the Prospectus, and except as disclosed in the Pricing Disclosure Package and the Prospectus, (A) there has not been (i) any material change to the share capital or increase in the long-term debt of the Company or any of its subsidiaries (other than pursuant to the Reorganization Transactions and the issuance of shares upon exercise of existing stock options or pursuant to the grant of options and awards under existing equity incentive plans described in the Pricing Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of shares, or (ii) any material adverse change, in or affecting the business, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole (the “Group”); (B) except as expressly disclosed in each of the Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries have entered into any transaction or agreement that is material to the Company or any of its subsidiaries or incurred any liability or obligation, direct or contingent, that is material to the Company or any of its subsidiaries, taken as a whole; and (C) neither the Company nor any of its subsidiaries have sustained any loss or interference that is material to the Group and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to the Group;

(vi)          Title to Real and Personal Property. Except as described in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real property, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, including, but not limited to, all towers used in the conduct of the Group’s business, in each case, and except to the extent of any security granted pursuant to or in connection with the debt facilities described in the Pricing Disclosure Package and the Prospectus (the “Debt Security”), free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations or prospects of the Group, taken as a whole, or to affect the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Total Shares, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus (a “Material Adverse Effect”);

(vii)        Incorporation and Good Standing. The Company and each of its subsidiaries have been duly incorporated or organized (as applicable) and are validly existing and, where applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization (as applicable), are duly qualified to do business and, where applicable, are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(viii)       Capitalization. As of June 30, 2021, the Company had an authorized capitalization as set forth in the “actual” column under “Capitalization” in the Pricing Disclosure Package, after giving effect to the Reorganization Transactions, the Company would have had an authorized capitalization as set forth in the “pro forma” column under “Capitalization” in the Pricing Disclosure Package and, after giving effect to the Reorganization Transactions, the offering of the Total Shares and the application of the net proceeds therefrom as described in the Pricing Disclosure Package, the Company would have an authorized capitalization as set forth in the “pro forma as adjusted” column under “Capitalization” in the Pricing Disclosure Package; and all of the issued shares of the Company, including the relevant Total Shares to be sold by the Selling Shareholders, have been duly and validly authorized, have been or will be duly and validly issued, fully paid and non-assessable and conform in all material respects to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company has been duly and validly authorized and issued, are fully paid and non-assessable except where the failure to be fully paid and non-assessable would not have a Material Adverse Effect and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances as described in the Pricing Disclosure Package and the Prospectus and to the extent of any Debt Security;

(ix)          Due Authorization of Shares. The Total Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered by the Company (by the entry of the name of the registered owner thereof in the register of members of the Company) against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Total Shares is not subject to any preemptive or similar rights;

(x)           No Conflicts, Default or Violation; No Consents Required. The issue and sale of the Total Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation by the Company of the transactions herein contemplated (including the Reorganization Transactions) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the charter, bylaws or similar organizational documents of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) above for such conflicts, breaches, violations or defaults that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Total Shares to be sold by the Company and the sale of the Total Shares or the consummation by the Company of the transactions contemplated by this Agreement (including the Reorganization Transactions), except for the registration under the Act of the Total Shares, the approval by the Financial Industry Regulatory Authority ("FINRA") of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as (i) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Total Shares by the Underwriters or (ii) will have been obtained or made on or prior to the First Time of Delivery (as defined in Section 4 hereof);

(xi)          No Violation or Default. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of the foregoing clauses (B) and (C) above for such defaults that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xii)        Description of the Total Shares. The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Shares fairly summarize the matters described therein in all material respects;

(xiii)       No Material Proceedings. Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or to which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened by governmental authorities or threatened by others;

(xiv)       Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Total Shares and the application of the proceeds thereof, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

(xv)        Not an Ineligible Issuer. At the time of filing the Initial Registration Statement, the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Act;

(xvi)       Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii)      Internal Controls. Except as described in the Pricing Disclosure Package and the Prospectus: (A) the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) has been designed to comply with the applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with applicable accounting principles and (iii) is sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (B) the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xviii)     No Change in Internal Controls. Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

(xix)       Disclosure Controls. The Company has designed a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) to comply with the requirements of the Exchange Act within the time period required; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and except as described in the Pricing Disclosure Package and the Prospectus, such disclosure controls and procedures are effective;

(xx)        Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(xxi)       Compliance with Anti-Corruption Laws. None of the Company, any of its subsidiaries, directors or officers nor, to the knowledge of the Company, any controlled affiliate, agent, employee or other person authorized to act on behalf of the Company or any of its subsidiaries, has in the past five years (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic Government Official (as defined below) from corporate funds; (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any applicable similar laws or regulations of any other jurisdiction; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Company and its subsidiaries have instituted and maintain, and will continue to maintain, policies and procedures designed to promote and achieve compliance with all applicable anti-corruption laws and regulations. Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the sale of the Total Shares, or lend, contribute, or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity that would violate any applicable anti-corruption law or regulation. “Government Official” shall mean any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of any foreign, domestic, multinational, federal, territorial, state or local governmental authority, quasi-governmental authority, government owned or government controlled (in whole or in part) enterprise, public international organization (such as the United Nations or the Red Cross), regulatory body, court, tribunal, commission, board, bureau, agency, instrumentality, or any regulatory, administrative or other department, or agency, or any political or other subdivision of any of the foregoing; or any political party or political party official, or any candidate for political office;

(xxii)      Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the anti-money laundering laws and regulations of each jurisdiction in which they conduct business as well as the United States, and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries as well as the United States (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xxiii)     Compliance with Sanctions. None of the Company, any of its subsidiaries, directors or officers or, to the knowledge of the Company, any controlled affiliate, agent or employee of the Company or any of its subsidiaries (A) is an individual or entity (“Person”) that is currently identified in any list of designated Persons related to economic or financial sanctions or trade embargoes administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Kingdom, the European Union, or the United Nations or any other relevant sanctions authority (“Sanctions” and “Sanctions Authorities,” respectively), or is 50-percent or more owned by any such Person (each a “Sanctioned Person”), (B) is located, organized or resident in, or is 50-percent or more owned by a Person located, organized, or resident in, a country or territory that is itself the subject of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) (each a “Sanctioned Country”) or (C) has received written notice of, or is are aware of, any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority. The Company will not use all or part of the proceeds of the offering of the Total Shares hereunder, or will permit its subsidiaries to use all or part of the proceeds of the offering of the Total Shares hereunder, directly or knowingly indirectly, to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating, directly or indirectly, the activities or business or trade with any Sanctioned Person or in any Sanctioned Country, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the offering of the Total Shares, whether as underwriter or otherwise) to violate applicable Sanctions. None of the Company, any of its subsidiaries, directors or officers, or, to the knowledge of the Company, any controlled affiliate, agent or employee of the Company or any of its subsidiaries (A) is directly or knowingly indirectly engaged in any dealings or transactions with any Sanctioned Country or Sanctioned Person in violation of applicable Sanctions; or (B) is otherwise directly or knowingly indirectly engaged in any activities in violation of applicable Sanctions;

(xxiv)     Financial Statements. The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders' or stockholders’ (as applicable) equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standard Board (“IFRS”) applied on a consistent basis throughout the periods involved except as described in the Pricing Prospectus and the Prospectus. The selected financial data and the summary financial information included in the sections entitled “Summary Consolidated Financial and Operating Data” and “Selected Consolidated Financial and Operating Data” of the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding non-IFRS financial measures comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxv)      Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, computer software and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses, except where the failure to own or possess the right to use such Intellectual Property Rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any of its subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others and is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxvi)     Taxes. The Company and its subsidiaries have paid all national, regional, local and other material taxes and assessments (including any interest and penalties due and payable thereon) required to be paid, except with respect to taxes that are currently being contested in good faith and by appropriate proceedings or for which adequate reserves have been created in the financial statements of the Company, and timely filed all income and other tax returns required to be filed through the date hereof or have properly requested extensions thereof, except where failure to so file such returns or pay such taxes would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties, income or assets that would, individually or in the aggregate, have a Material Adverse Effect;

(xxvii)    Dividends. Except as described in the Pricing Disclosure Package and the Prospectus, under the current laws and regulations of the United Kingdom, all dividends declared and payable on the Total Shares may be paid by the Company to holders without any withholding or deduction for or on account of tax under the laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax;

(xxviii)  No Stamp Taxes. Except (A) for New York State stock transfer tax and (B) as described in the Pricing Disclosure Package and the Prospectus, no documentary, stamp, issuance, transfer, registration or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in the United Kingdom, the Cayman Islands or the United States on or in connection with (1) the purchase by the Underwriters of the Total Shares in the manner contemplated by this Agreement, (2) the initial resale and delivery by the Underwriters of the Total Shares in the manner contemplated by this Agreement or (3) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Reorganization Transactions);

(xxix)     Government Licenses. Except as described in the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all necessary licenses, certificates, permits and other authorizations (collectively, “Government Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries have received notice of any revocation or modification of any such Government Licenses or have any reason to believe that any such Government License, certificate, permit or authorization will not be renewed in the ordinary course, in each case, except where such revocation, modification or non-renewal would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xxx)      No Labor Disturbances. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and its subsidiaries, is contemplated or has been threatened, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company and its subsidiaries, no labor disturbance by or dispute with the employees or agents of any principal supplier, contractor or customer of the Company or any of its subsidiaries is imminent, contemplated or threatened which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxi)     Environmental Laws. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries have violated any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, rule of common law (including, without limitation, nuisance), or other legal requirement, or any legally binding judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent, decree or judgment, relating to pollution, noise or protection of human (including, without limitation, worker) health or safety, or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of legally regulated chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials in relation to protection of human health or the environment (collectively, “Environmental Laws”), (B) the Company and each of its subsidiaries have all governmental permits, licenses, authorizations and approvals required for their respective businesses under any applicable Environmental Laws and are in compliance with their requirements and (C) to the knowledge of each of the Company and its subsidiaries there are no pending or threatened, administrative, regulatory, judicial or other actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or related to any of their currently owned properties;

(xxxii)    Benefit and Compensation Plans. Each benefit and compensation plan, agreement, policy and arrangement that has been established or maintained by the Company and its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, and with respect to which the Company or any of its subsidiaries could reasonably be expected to have any current, future or contingent liability or responsibility, is in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except where any failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except where any failure to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxxiii)  Insurance. The Company and its subsidiaries have in place policies of insurance covering their respective properties, operations, personnel and business, including business interruption insurance, in such amounts that the Company acting as a reasonable and prudent operator of telecommunications infrastructure considers as adequate to protect its respective business, except where this would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor its subsidiaries have (i) received notice from any insurer or agent of such insurer in respect of policies of insurance that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue their business, in each case, except where this would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxxiv)  No Price Manipulation. Neither the Company nor any of its subsidiaries have taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Total Shares or to result in a violation of Regulation M under the Exchange Act;

(xxxv)   No Restrictions on Subsidiaries. Except as described in the Pricing Disclosure Package and the Prospectus, and except to the extent of any covenants or restrictions granted pursuant to or in connection with the debt facilities described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries are currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends, from making any other distribution on such entity’s shares or capital stock (as applicable), from repaying any intercompany loans or advances or from transferring any of such entity’s properties or assets to the Company or any of its subsidiaries;

(xxxvi)  No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Total Shares in accordance with this Agreement;

(xxxvii) Foreign Private Issuer. The Company is a “foreign private issuer” (as such term is defined in the rules and regulations under the Act and Exchange Act);

(xxxviii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxix)  Reliable Data. The industry, statistical and market-related data and estimates (including estimates attributable to the Company and its subsidiaries) included in each of the Pricing Disclosure Package and the Prospectus are based on or derived from (including good faith estimates) the internal analyses of the Company or from external sources that the Company believes to be reliable and accurate in all material respects and any required authorization regarding the use of such data has been granted;

(xl)          Choice of Law. The Company has the power to submit, and pursuant to this Agreement governed by New York law has submitted, or at the Time of Delivery (as defined below) will have submitted, legally, validly, effectively and irrevocably, to the jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, New York; and the Company has the power to designate, appoint and empower, and pursuant to this Agreement has, or at the Time of Delivery will have, designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, as provided herein;

(xli)        No Immunity. Neither the Company nor any of its subsidiaries, and none of their respective properties or assets, have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held;

(xlii)       Antitrust Compliance. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its subsidiaries are directly or indirectly concerned in an agreement, arrangement, understanding or practice (whether or not legally binding) which is, to the best knowledge of the Company and its subsidiaries, the subject of any investigation by any competent authority with jurisdiction over any of the Company or any of its subsidiaries in respect of any provision of any competition legislation, trade regulation or similar legislation in any jurisdiction;

(xliii)        Passive Foreign Investment Company. The Company does not believe it currently is or has been a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in the foreseeable future; and

(xliv)      Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, and other corruptants, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same (except for those that have been remediated without material cost or liability), nor any incidents under internal review or investigations relating to the same, in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)          Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, solely in their capacity as Selling Shareholders and not in any other capacity in which such Selling Shareholders or their affiliates are involved in the transactions contemplated by this Agreement, severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:

(i)            Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Custody Agreement referred to below, and for the sale and delivery of the Total Shares to be sold by such Selling Shareholder hereunder, have been obtained; except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state or non-U.S. securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the rules and regulations of FINRA or the approval for listing on the Exchange or such consents, approvals, authorizations and orders that have been obtained or, if not obtained, would not individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Shareholder or reasonably be expected to materially impair the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Total Shares to be sold by such Selling Shareholder hereunder;

(ii)           No Conflicts. (A) The sale of the Total Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject or (ii) result in any violation of the provisions of the certificate of incorporation, by-laws, partnership agreement or other organizational documents, as applicable, of such Selling Shareholder or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder, except, in each of case (i) or (ii) above, for any such conflict, breach, violation, default, termination, modification, acceleration, lien charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to perform its obligations under this Agreement and the Custody Agreement; and (B) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the Custody Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and the Custody Agreement in connection with the Total Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Total Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or non-U.S. securities or Blue Sky laws in connection with the purchase and distribution of the Total Shares by the Underwriters or as may be required under the rules and regulations of FINRA or approval for listing on the Exchange or such consents, approvals, authorizations, orders, registrations or qualifications as that have already been obtained or, if not obtained, would not materially affect the ability of such Selling Shareholder to consummate the transactions contemplated hereby prior to the Closing Date;

(iii)          Compliance with Anti-Corruption Laws. Neither such Selling Shareholder nor any of its subsidiaries will, directly or indirectly, use the proceeds of the sale of the Total Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity that would violate any applicable anticorruption law or regulation;

(iv)          Compliance with Anti-Money Laundering Laws. Such Selling Shareholder will not, and will ensure that its subsidiaries will not, use its proceeds from the sale of the Total Shares in any manner that would cause it to not comply with applicable financial record keeping and reporting requirements of the anti-money laundering laws and regulations which are applicable to and binding on such Selling Shareholder, including, for the avoidance of doubt, U.S. anti-money laundering laws, and any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Selling Shareholder or any of its subsidiaries as well as the United States;

(v)           Compliance with Sanctions. None of such Selling Shareholder, any of its subsidiaries, or, to its knowledge its directors or officers, is, or is owned or controlled by, a Person that is currently identified in any list of designated Persons related to economic or financial sanctions or trade embargoes administered or enforced by the U.S. Government, including, without limitation, OFAC, the U.S. Department of State, the United Kingdom, the European Union, or the United Nations or any other relevant sanctions authority that has jurisdiction over the Selling Shareholder or is 50-percent or more owned by any such Person, or is located, organized or resident in a Sanctioned Country. Such Selling Shareholder will not, and will ensure that none of its subsidiaries will, directly or knowingly indirectly, lend, contribute or otherwise make available its proceeds from the sale of the Total Shares to any Person that, at the time of such financing or facilitation is a Person that is currently identified in any list of designated Persons related to economic or financial sanctions or trade embargoes administered or enforced by the U.S. Government, including, without limitation, OFAC, the U.S. Department of State, the United Kingdom, the European Union, or the United Nations or any other relevant sanctions authority that has jurisdiction over the Selling Shareholder or is 50-percent or more owned by any such Person, or at the time of such financing or facilitation is resident in, operating from or incorporated under the laws of a Sanctioned Country; such Selling Shareholder will not, and will ensure that none of its subsidiaries, directly or knowingly indirectly, use such proceeds in violation of Sanctions or in any manner that would otherwise cause any Person involved in or facilitating the offering of the Total Shares, whether as underwriter or otherwise to violate or be in violation of Sanctions;

(vi)          Good and Valid Title. Such Selling Shareholder (1) is the legal and beneficial owner of, or has a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code) (“Valid Title”), in respect of the ordinary shares of the Company held by it and (2) immediately prior to each Time of Delivery (as defined in Section 4 hereof) will have Valid Title in respect of the Total Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, in each case, free and clear of all liens, encumbrances, equities or claims; and, assuming that each Underwriter acquires its interest in the Total Shares it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code), each Underwriter that has purchased Shares delivered on each Time of Delivery to DTC by making payment therefor, as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriter maintained with DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code) to such Shares purchased by such Underwriter, and no action based on an adverse claim may be successfully asserted against such Underwriter with respect to such Shares; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of a nominee designated by DTC, in each case on the Company’s register of members in accordance with its memorandum of association and articles of association, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(vii)        Execution of Lock Up Agreement. On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex III hereto;

(viii)       No Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Total Shares;

(ix)          No Misleading Statements. With respect only to the Selling Shareholder Information (as defined below) to the extent, but only to the extent, that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with any Selling Shareholder Information furnished in writing by such Selling Shareholder to the Company or the Representatives expressly for use therein, the Registration Statement and Preliminary Prospectus, each as of its date, did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, each as of its respective date, will, when they become effective or are filed with the Commission, as the case may be not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that as used in this Agreement with respect to a Selling Shareholder and an applicable document, “Selling Shareholder Information” shall mean the written information furnished to the Company or the Representatives by the respective Selling Shareholder expressly for use therein, and it being further understood and agreed upon that the only such information furnished by any Selling Shareholder consists of such Selling Shareholder’s legal name, address, the number of Shares owned by the Selling Shareholders immediately upon the Reorganization and any other information relating to such Selling Shareholder furnished in writing by such Selling Shareholder that appears in the table (and corresponding footnotes, but excluding percentages) under the caption “Principal and Selling Shareholders” in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(x)           Delivery of Form W-9. Such Selling Shareholder (other than International Finance Corporation) will deliver to the Underwriters prior to or at the First Time of Delivery: (a) in the case of a Selling Shareholder that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, a properly completed and executed United States Treasury Department Form W 9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and (b) in the case of a Selling Shareholder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, a properly completed and executed United States Treasury Department Form W-8BEN, W-8BEN-E, W-8ECI or W-8EXP (as may be applicable for such Selling Shareholder) (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(xi)          Custody Agreement. Certificates in negotiable form or book-entry securities entitlements representing all of the Total Shares to be sold by such Selling Shareholder hereunder will be placed in custody following the completion of the Reorganization Transactions under a Custody Agreement, in the form heretofore furnished to the Underwriters (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder to Computershare Trust Company, N.A. as custodian (the "Custodian");

(xii)        Shares Subject to Underwriters. The arrangements made by such Selling Shareholder for the Total Shares represented by the certificates or book-entry securities entitlements to be held in custody for such Selling Shareholder are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation or other entity, by the dissolution of such partnership or corporation or other entity, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation or other entity should be dissolved, or if any other such event should occur, before the delivery of the Total Shares to be sold by such Selling Shareholder hereunder, certificates representing the Total Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements;

(xiii)       No Material Non-Public Information. Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Disclosure Package to sell its Shares pursuant to this Agreement;

(xiv)       No Free Writing Prospectus. Neither such Selling Shareholder nor any person acting on behalf of such Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Act), relating to the Shares; and

(xv)        No FINRA Members. Neither such Selling Shareholder (other than ELQ Investors VIII Ltd) nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA, except as described in the Pricing Disclosure Package and the Prospectus.

2.            Agreements to Issue and Sell Firm Shares and Optional Shares. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be in proportion that the maximum number of Optional Shares to be sold by the Company and all Selling Shareholder as set forth in Schedule II hereto represents of the aggregate maximum number of Optional Shares to be sold by the Company and all Selling Shareholders as set forth in Schedule II hereto, provided that (a) all the ordinary shares redesignated from the Class B ordinary shares of the Company held by Mobile Telephone Networks (Netherlands) B.V and (b) such number of ordinary shares of the Company held by the persons listed as management shareholders in Schedule II hereto (the “Management Shareholders”), provided the shares referred to in this clause (b) together with any Firm Shares sold by the Management Shareholders, constitute up to 0.5% of all of the ordinary shares of the Company, shall be purchased by the Underwriters in preference to any other Optional Shares in accordance with the terms of the shareholders’ agreement dated the date hereof among the Company and the Selling Shareholders (the “Shareholders’ Agreement”). Any such election to purchase Optional Shares may be exercised only by written notice from you on behalf of the Underwriters to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3.            Terms of Offering. Upon the authorization by each of you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus. Further, each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Securities at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

4.            (a)            Payment and Delivery. The Total Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates, if any, representing the Total Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [●], 2021 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

(b)       Closing Documents. The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Total Shares, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (the "Closing Location"), and the Total Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.            Covenants of the Company. The Company agrees with each of the Underwriters:

(a)          Required Filings. To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall have been disapproved by you (acting reasonably) promptly after reasonable notice thereof, except to the extent any such amendment or supplement may be required by applicable law or regulation; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Total Shares, of the suspension of the qualification of the Total Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)          Blue Sky Compliance. Promptly from time to time to take such action as you may reasonably request to qualify the Total Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Total Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation or to produce a prospectus or other disclosure or similar document in such jurisdiction;

(c)           Furnishing of Prospectus. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Total Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Total Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          Earnings Statement. To make generally available to its securityholders as soon as practicable (which may be satisfied by filing its Annual Report on Form 20-F with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Group (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          (i) Lock-up Agreement. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the "Company Lock-Up Period"), not to, and not cause or direct any of its controlled affiliates to, (A) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of, or file with the Commission a registration statement under the Act relating to, any equity or equity-linked securities of the Company (such options, warrants or other equity securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the Company, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Company or someone other than the Company), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any of the Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Shares or other securities, in cash or otherwise or (C) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (A) above or transaction or arrangement described in clause (B) above or (D) allow the sale or other disposition of Shares received by individuals upon vesting under the Company’s long-term incentive plan in connection with this transaction which individuals will not be subject to lock-up letters described in Section 8(j) of this Agreement, without the prior written consent of the Representatives, except that this clause (D) shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities that would be permissible if such securities were subject to the terms of the lock-up agreement in the form attached as Annex III hereto; provided, however, that the restrictions in the foregoing sentence shall not apply to (1) the Total Shares to be sold hereunder; (2) the Total Shares or any securities (including without limitation options, restricted stock or restricted stock units) outstanding as of the date of this Agreement convertible into, or exercisable for, the Shares pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements existing as of the date of this Agreement or the Time of Delivery, in each case as described in the Pricing Disclosure Package and the Prospectus; (3) the grant of awards pursuant to employee stock option plan or arrangements existing as of the date of this Agreement or the Time of Delivery and as described in the Pricing Disclosure Package and the Prospectus; (4) the filing of a registration statement on Form S-8 in connection with the registration of Shares issuable under any employee performance incentive plan adopted and approved by the Company’s board of directors; and (5) in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity; provided that in the case of the immediately preceding clause (5), (a) the aggregate number of Shares issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed five percent (5%) of the aggregate number of Shares outstanding immediately following the offering of the Total Shares pursuant to this Agreement and (b) each recipient of any Shares pledged, issued or sold pursuant to clause (5) executes and delivers to the Representatives prior to such issuance or sale (as the case may be) an agreement having substantially the same terms as the lock-up letters described in Section 8(j) of this Agreement. In addition, during the Company Lock-Up Period, the Company agrees to give the Representatives 5 business days’ prior notice of any confidential submission of a registration statement under the Securities Act relating to any Shares or any securities convertible into or exercisable or exchangeable for Shares;

(ii)        Waiver of Lock-up. If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(j) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)            Reports and Other Communication. During a period of one year from the effective date of the Registration Statement, as you may from time to time reasonably request, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally and to deliver to you copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished to or filed with the Commission;

(g)          Use of Proceeds. To use the net proceeds received by it from the sale of the Total Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds";

(h)          Exchange Listings. To use its best efforts to list for trading, subject to official notice of issuance, the Total Shares on the New York Stock Exchange (the "Exchange");

(i)            Rule 463 Filing. To file with the Commission such information on Form 20-F or Form 6-K as may be required by Rule 463 under the Act;

(j)            Clearance and Settlement. To use its best efforts in cooperation with the Underwriters to permit the Total Shares to be eligible for clearance and settlement through DTC;

(k)           Transfer Agent. To maintain a transfer agent and, if necessary under the laws of the Cayman Islands, a register of members in respect of the Total Shares;

(l)            Loss of Foreign Private Issuer Status. To promptly notify the Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) the completion of the distribution of the Total Shares within the meaning of the Act and (ii) the completion of the restricted period referred to in Section 5(e)(i) hereof;

(m)         Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission's Informal and Other Procedures (16 CFR 202.3a); and

(n)         IP License. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Total Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6.            Free Writing Prospectuses. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Total Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Selling Shareholder, severally and not jointly, represents and agrees, solely in such Selling Shareholder’s capacity as a Selling Shareholder and not in any other capacity in which such Selling Shareholder or its affiliates are involved in the transactions contemplated by this Agreement, that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Total Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Total Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as practicable to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information; and

(d)       The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings.

7.            Payment of Certain Expenses by the Company. The Company and each of the Selling Shareholders covenant and agree, severally and not jointly, with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Total Shares under the Act and all other expenses incurred in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents required to be printed in connection with the offering, purchase, sale and delivery of the Total Shares; (iii) all expenses incurred in connection with the qualification of the Total Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Total Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Total Shares, provided that the reasonable and documented fees of counsel for the Underwriters relating to subclauses (iii) and (v) of this Section 7 shall not exceed $40,000 in the aggregate; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) any fees and expenses of White & Case LLP, counsel for the Selling Shareholders, as separately agreed in advance with the Company (including as to scope and applicable caps) and (ix) all other costs and expenses of its own incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder with respect to (i) any fees and expenses of any advisors or counsel other than White & Case LLP for such Selling Shareholder, (ii) any underwriting commissions and (iii) all taxes principally and exclusively due from the relevant Selling Shareholder which are incidental to the sale and delivery of the Total Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (a) (ix) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Company agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Total Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make (other than any Stamp Taxes on resale of any of the Total Shares by them).

8.            Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Total Shares to be delivered at each Time of Delivery, shall be subject, to the condition that all representations and warranties of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          Registration Compliance; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received from Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, such opinion or opinions (a form of such opinion is attached as Annex I(a) hereto) and 10b-5 statement, dated such Time of Delivery and addressed to the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters;

(c)           Opinion and 10b-5 Statement of Counsel for the Company. The Representatives shall have received from (i) Latham & Watkins LLP, U.S. counsel for the Company, and (ii) Walkers, Cayman Islands counsel for the Company their written opinions (forms of such opinions are attached as Annex I(b) hereto) and 10b-5 statement, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)          Opinions of Counsel for the Selling Shareholders. The Representatives shall have received from the respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel (forms of such opinions are attached as Annex I(c) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e)          Comfort Letter. On each of the date hereof, at each Time of Delivery and on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, a letter dated the date hereof or the Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered at each Time of Delivery shall use a “cut-off date” not earlier than three business days prior to such Time of Delivery;

(f)            No Material Adverse Change. Since the date of the most recent financial statements included in each of the Pricing Disclosure Package and the Prospectus, and except as disclosed in the Pricing Disclosure Package and the Prospectus, (A) there has not been (i) any material change to the share capital or increase in the long-term debt of the Company (other than pursuant to the Reorganization Transactions and the issuance of shares upon exercise of existing stock options or pursuant to the grant of options and awards under existing equity incentive plans described in the Pricing Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or any of its subsidiaries on any class of shares or capital stock (as applicable), or (ii) any material adverse change in or affecting the business, financial position or results of operations or prospects of the Group taken as a whole; (B) except as expressly disclosed in each of the Pricing Prospectus and the Prospectus, none of the Company and any of its subsidiaries have entered into any transaction or agreement that is material to the Group taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Group taken as a whole; and (C) neither of the Company nor any of its subsidiaries have sustained any loss or interference that is material to the Group, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to the Group taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Total Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(g)          No Downgrade. On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiary’s debt securities by any "nationally recognized statistical rating organization," as defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s or any of its subsidiary’s debt securities;

(h)          No Suspension. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clauses (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Total Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)            Exchange Listing. The Total Shares to be sold at such Time of Delivery shall have been approved for listing, subject to official notice of issuance, on the Exchange;

(j)            Lock-up Agreements. The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each shareholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(k)           Furnishing of Prospectus. The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)            Clearance and Settlement through DTC. The Total Shares shall have been made eligible for clearance and settlement through DTC;

(m)         Authorized Agent. The Company, on or prior to the First Time of Delivery, shall have appointed CT Corporation System (the “Authorized Agent”), or another such agent reasonably acceptable to the Underwriters, as its agent upon whom process may be served in any legal suit, action or proceeding arising in respect of this Agreement in accordance with Section 19 hereof. The Authorized Agent will have agreed to act as said agent for service of process and the Company will have agreed to take any and all action, including the filing of any and all documents and instruments and the payment of any further fees, that may be necessary to continue such appointment in full force and effect as aforesaid;

(n)          Officers’ Certificates. The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers (or, in the case of the Selling Shareholders, authorized representatives) of the Company and of the Selling Shareholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance in all respects by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8; and

(o)          Certificate of Chief Financial Officer. The Company shall have furnished to you on the date of this agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company, satisfactory to you, addressing certain information contained in, and matters relating to, the Pricing Disclosure Package and the Prospectus.

(p)          Additional Documents. On or prior to the applicable Time of Delivery, the Company shall have furnished to the Representatives such further information and documents as the Representatives may reasonably request.

9.            Indemnity and Contribution. (a) The Company will indemnify and hold harmless, jointly and severally, each Underwriter and each Selling Shareholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow"), or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Shareholder for any reasonable legal or other expenses reasonably incurred by such Underwriter or Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information. (b) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any roadshow in reliance upon and in conformity with Selling Shareholder Information of such Selling Shareholder; and will reimburse each Underwriter or the Company for any reasonable legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the aggregate liability of such Selling Shareholder pursuant to this Section 9(b) shall be limited to an amount equal to the aggregate proceeds, after deducting underwriting commissions and discounts, but before deducting any expenses of the Company or the Selling Shareholders, from the Total Shares sold by such Selling Shareholder to the Underwriters, less any amounts that such Selling Shareholder is obligated to pay under the contribution provisions of this Section 9.

(b)          Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [●] paragraph under the caption “Underwriting,” and the information contained in the fifteenth, sixteenth, eighteenth and nineteenth paragraphs under the caption “Underwriting.”

(c)           Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party where either (i) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (ii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified person thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholders, as applicable, on the one hand and the Underwriters on the other from the offering of the Total Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above and such failure resulted in material prejudice to the indemnifying party, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Selling Shareholders, as applicable, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Shareholders, as applicable, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts, fees and commissions but before deducting any other expenses) received by the Company or the Selling Shareholders, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, as applicable, on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (e) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Total Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The liability of any Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregated proceeds, after deducting underwriting commissions and discounts, but before deducting any expenses of the Selling Shareholders, received by such Selling Shareholder from the sale of its Shares pursuant to this Agreement, less any amounts that the Selling Shareholder is obligated to pay under Section 9(b) above. For the avoidance of doubt and notwithstanding any other provision of this Agreement, the maximum aggregate liability of the Selling Shareholder under the indemnity agreement contained in Section 9(b) above and the contribution agreement contained in this Section 9(e) shall be limited to the aggregate proceeds, after deducting underwriting commissions and discounts, but before deducting any expenses, received by such Selling Shareholder from the sale of its Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)          The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

10.          Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Total Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary (in the opinion of counsel to the Company) in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall, unless the context otherwise requires, include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)          If, after giving effect to any arrangements for the purchase of the Total Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all of the Total Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Total Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Total Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all of the Total Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          Survival. The respective indemnities, agreements, representations and warranties of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Total Shares.

12.          Payment of Expenses. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and/or the Selling Shareholders as provided herein, the Company or such Selling Shareholders as applicable, will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Total Shares not so delivered by the Company or such Selling Shareholder, as applicable, but the Company and/or the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.          Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC or Citigroup Global Markets Inc. on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the parties hereto as follows:

If to the Representatives:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

Facsimile number: 1-212-622-8358;

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile number: 1-646-291-1469

if to any Selling Shareholder shall be delivered or sent by mail or facsimile transmission to the address of that Selling Shareholder listed in Schedule IV hereto with a copy, which shall not constitute notice, to the respective address of the local or special counsel, if any, of such Selling Shareholder as listed in Schedule IV hereto if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Group Legal; if to any shareholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as you at:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Control Room

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

Facsimile number: 1-212-622-8358.

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile number: 1-646-291-1469

Any such statements, requests, notices or agreements shall take effect upon receipt thereof. Any party hereto may change the address for receipt of communications by giving written notice to the others.

14.          Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Total Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.          Business Day. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.          Absence of Fiduciary Relationship. The Company and each Selling Shareholder acknowledges and agrees, severally and not jointly, that (i) the purchase and sale of the Total Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Nothing in this Section 16 purports to exclude the obligations and duties imposed on the Underwriters under applicable regulations relating to their professional obligations.

17.          Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.          Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York.

19.          Submission to Jurisdiction; Appointment of Agent for Service. (a) Each party hereto irrevocably submits to the non-exclusive jurisdiction of any U.S. Federal or New York State court in the Borough of Manhattan in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each party hereto irrevocably waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. To the extent permitted by law, the Company hereby waives any objections to the enforcement by any competent court in the Federal Republic of Nigeria, the United States, the United Kingdom, the Cayman Islands or Mauritius of any judgment validly obtained in any such court in New York on the basis of any such legal suit, action or proceeding. The Authorized Agent has agreed to act as agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.

(b) The Company agree that service of process upon the Authorized Agent and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

The provisions of this Section 19 are intended to be effective upon the execution of this Agreement without any further action by the Company, and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

20.          Payment of Currency. Any payment on account of an amount that is payable to the Underwriters in a particular currency (the “Required Currency”) that is paid to or for the account of the Underwriters in lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or for any other reason shall constitute a discharge of the obligation of such obligor only to the extent of the amount of the Required Currency which the recipient could purchase in the New York exchange market with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then the Company shall jointly and severally indemnify and hold harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any person owed such obligation from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or any judgment or order.

21.          Waiver of Immunity. To the extent the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any of the any of the transactions contemplated hereby or thereby, the Company hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

22.          Waiver of Jury Trial. The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.          Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.          Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

25.          Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

26.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 26, (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (y) a “covered bank” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 47.3(b); or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one copy for the Company and each of the Representatives plus one copy for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow.]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

IHS Holding Limited

By:
Name:
Title:

AIIF2 Towers Mauritius

By:
Name:
Title:

Towers Two Limited

By:
Name:
Title:

Nederlandse Financierings-Maatschappij Voor Ontwikkelingslanden N.V.

By:
Name:
Title:

ELQ Investors VIII Ltd

By:
Name:
Title:

Ninety One Africa Frontier Private Equity Fund LP
represented by its general partner, Ninety One Africa Frontier Private Equity Fund GP Limited

By:
Name:
Title:

Ninety One Africa Frontier Private Equity Associate Fund LP
represented by its general partner, Ninety One Africa Frontier Private Equity Fund GP Limited

By:
Name:
Title:

Ninety One SA Proprietary Limited, in its capacity as investment manager and agent for and on behalf of Ninety One Fund Managers SA (RF) Proprietary Limited

By:
Name:
Title:

Mobile Telephone Networks (Netherlands) B.V.

By:
Name:
Title:

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
RBC Capital Markets, LLC
Barclays Capital Inc..
Absa Bank Limited
Cowen and Company, LLC
Investec Bank plc
Renaissance Securities (Cyprus) Limited
FirstRand Limited (London Branch), acting through its Rand Merchant Bank division
Academy Securities, Inc.
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank & Co., LLC.
Tigress Financial Partners LLC
Total

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised(1)
The Company.
The Selling Shareholder(s):
[Name of Selling Shareholder](a)
[Name of Selling Shareholder](b)
[Name of Selling Shareholder](c)
[Name of Selling Shareholder](d)
[Name of Selling Shareholder](e)
Total

(1)	(i) All ordinary shares redesignated from such Class B ordinary shares of the Company held by Mobile Telephone Networks (Netherlands) B.V. and (ii) such number of ordinary shares of the Company held by the Management Shareholders, which, together with any Firm Shares sold by the Management Shareholders, constitute in aggregate no more than 0.5% of all of the ordinary shares of the Company shall be purchased by the Underwriters in preference to any other Optional Shares in accordance with the terms of the Shareholders’ Agreement.

(a)       This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(b)       This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(c)       This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(d)       This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(e)       This Selling Shareholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys-in-Fact (not less than two)], and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

SCHEDULE III

(a)           Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic Roadshow dated [ ]]

(b)          Additional documents incorporated by reference

[None]

(c)           Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

        The initial public offering price per share for the Total Shares is $ [●]

        The number of Shares purchased by the Underwriters is [●].

SCHEDULE IV

Name of Shareholder	Address
Towers Two Limited	Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius
ELQ Investors VIII Ltd.	Plumtree Court, 25 Shoe Lane, London, United Kingdom, EC4A 4AU, with a copy to: Thomas Kelly, e-mail: ###
Mobile Telephone Networks (Netherlands) B.V.	Westerdoksdijk 423, 1013 BX Amsterdam, The Netherlands with a copy to: MTN Group Limited, 216 14th Avenue, Fairland, Johannesburg, 2195, South Africa; e-mail: legalnotices@mtn.com
AIIF2 Towers Limited	c/o IQ EQ Fund Services (Mauritius) Ltd, 33 Edith Cavell Street, Port-Louis 11324, Mauritius
Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V.	Anna van Saksenlaan 71, 2593 HW The Hague, The Netherlands
Ninety One Fund Managers SA (RF) Proprietary Limited	36 Hans Strijdom Avenue, Foreshore, Cape Town, Western Cape 8001, South Africa
Ninety One Africa Frontier Private Equity Associate Fund LP	1st Floor, Dorey Court, Elizabeth Avenue, St Peter Port, Guernsey GY1 2HT
Ninety One Africa Frontier Private Equity Fund LP	1st Floor, Dorey Court, Elizabeth Avenue, St Peter Port, Guernsey GY1 2HT

ANNEX I(a)

FORM OF OPINION OF
COUNSEL FOR THE UNDERWRITERS

ANNEX I(b)

FORMS OF OPINIONS OF
COUNSEL FOR THE COMPANY

ANNEX I(c)

FORM OF OPINION OF
COUNSEL FOR THE SELLING SHAREHOLDERS

ANNEX II

[FORM OF PRESS RELEASE]

[Company]

[Date]

(“[Company]”) announced today that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC. and Citigroup Global Markets Inc. the lead book-running managers in the recent public sale of shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III

[FORM OF LOCK-UP AGREEMENT]

IHS Holding Limited

Lock-Up Agreement

[Date], 2021

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

As representatives (the “Representatives”) of the several Underwriters

c/o          Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: IHS Holding Limited - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with IHS Holding Limited, a company incorporated in the Republic of Mauritius under the Mauritian Companies Act 2001 as a private limited liability company, which, prior to the consummation of the offering referred to below, will be registered by way of continuation as an exempted company incorporated under the laws of the Cayman Islands (the “Company”) and the Selling Shareholders named in Schedule II to such agreement, providing for a public offering of ordinary shares of the Company (the “Total Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement. References to Common Shares shall be deemed to refer to any ordinary shares of the Company.

In consideration of the agreement by the Underwriters to offer and sell the Total Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Total Shares (the “Shareholder Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Common Shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Common Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees to the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (1) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering, (2) Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., will notify the Company of the impending release or waiver, and (3) the Company has agreed in Section 5(e)(ii) of the Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

(i) to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value,

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(ii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or the partnership or the limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value,

(iii) to any immediate family member or other dependent; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer shall not involve a disposition for value,

(iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above, provided, that the transferee agrees to be bound in writing by the restrictions set forth herein,

(v) pledges of Common Shares as collateral in accordance with and subject to the terms and conditions of a loan agreement and any related pledge and security agreements, and any subsequent transfer upon foreclosure on such collateral shares pledged in accordance with and subject to the terms and conditions of such loan agreement and any related pledge and security agreements; provided that each applicable lender party that forecloses on such collateral shares shall agree to be bound in writing by the restrictions set forth herein; provided, however, that the undersigned or the Company, as the case may be, shall provide Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. prior written notice informing them of any public filing, report or announcement made by or on behalf of the undersigned or the Company with respect thereto, and provided further that if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the Shareholder Lock-Up Period, the undersigned shall include a statement in any such report to the effect that such transfer is in connection with such pledge,

(vi) pursuant to an order of a court or regulatory agency or pursuant to a qualified domestic order or in connection with a divorce settlement; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein (to the extent permissible by law), provided further, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Common Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority,

(vii) to the Company or its affiliates upon death, disability or termination of employment, in each case, of the undersigned,

(viii) (A) to the Company pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option expiring during the Shareholder Lock-Up Period to purchase Shares granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package and the Prospectus (each as defined in the Underwriting Agreement), where any Shares received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (B) in connection with the sale by the undersigned (or the Company on behalf of the undersigned) of up to such number of shares as necessary for the purpose of paying the exercise price of options that are due to expire during the Shareholder Lock-Up Period or for paying taxes (including estimated taxes) or to satisfy the income and payroll tax obligations due as a result of the exercise of such options during the Shareholder Lock-Up Period or as a result of the vesting and/or settlement of any restricted stock or restricted stock unit awards granted by the Company, in each case pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package and the Prospectus; provided, that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate the reason for such disposition,

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(ix) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s ordinary shares involving a change of control of the Company following the consummation of the transactions contemplated by the Underwriting Agreement that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 51% of total voting power of the voting stock of the Company,

(x) with the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. on behalf of the Underwriters; or

(xi) to be sold pursuant to the Underwriting Agreement; or

(xii) (a) to affiliates controlling, controlled by or under common control with the undersigned or (b) in the case of Mobile Telephone Networks (Netherlands) B.V., (1) to any entity controlled by MTN Group Limited or (2) to any person who is the beneficial owner of at least 5% of the outstanding common shares of MTN Group Limited, or (c) in the case of Wendel, (i) any entities controlled by Wendel SE and (ii) the limited partners of AFRICA TELECOM TOWERS S.C.S, in each case of clauses (b) and (c)(ii) which entity or person notified in writing to the Company on or about the date of the Shareholders’ Agreement; or (d) in the case of any other Selling Shareholder, certain other related persons (such as limited partners, general partners, members or shareholder) notified in writing to the Company on or about the date of the Shareholders’ Agreement, provided that in the case of any transfer or distribution pursuant to this clause (xii), each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter.

In the case of each transfer or distribution pursuant to clauses (i) through (iv) above, no public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended) reporting a reduction in beneficial ownership of Shares of the Company shall be required or shall be voluntarily made during the Shareholder Lock-Up Period or any extension thereof.

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For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (xi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described herein shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during such Shareholder Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith until after the expiration of the Shareholder Lock-Up Period.

[Notwithstanding anything herein to the contrary, Goldman Sachs & Co. LLC and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]4

[Notwithstanding anything herein to the contrary, GIC Special Investments Pte Ltd. and its affiliates, other than the undersigned, may engage in investments financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]5

This Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earlier of (i) the date the Registration Statement filed with the SEC with respect to the offering is withdrawn, (ii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Total Shares to be sold thereunder (other than pursuant to the Underwriters’ over-allotment option) or (iii) December 31, 2021, if the offering is not completed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[Signature Page Follows]

4 NTD: to be included only in any GS affiliate lockup agreements.

5 NTD: to be included only in any GIC affiliate lockup agreements.

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Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:
By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)
Name:
(please print full name)

Title:
(please print full title)

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